Exhibit 23.1

[LeClair Ryan Flippin Densmore Letterhead]

                                         HUGH B. WELLONS

                                         (540) 510-3057

                                         wellons@flippindensmore.com

June 13, 2006

Board of Directors

MainStreet BankShares, Inc.

Patrick Henry Mall

730 East Church Street

Martinsville, Virginia 24112

Re:	Registration Statement on Form SB-2 with respect to a maximum of a total of 276,622 shares of common stock of MainStreet BankShares, Inc. (the “Company”)

Gentlemen:

We have acted as counsel for you in connection with preparation of the registration statement on Form SB-2 and any amendments thereto (the “Registration Statement”), pursuant to the provisions of the Securities Act of 1933, as amended, being filed with the Securities and Exchange Commission on June 13, 2006, in respect of a maximum of 276,622 shares of Company common stock.

We are generally familiar with your corporate affairs, including your organization and the conduct of the corporate proceedings relating thereto. We also have examined such of your corporate records as we have deemed necessary as the basis for this opinion. Based upon the foregoing, it is our opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

2. The 276,622 shares of Company Common Stock that are the subject of the Registration Statement have been duly and validly authorized, and when issued upon the terms as set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

Board of Directors

MainStreet Bankshares, Inc.

June 13, 2006

We hereby consent to the filing of this opinion with the Commission as Exhibit 23.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the Commonwealth of Virginia or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, is contingent upon the Registration Statement becoming effective, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ LeClair Ryan Flippin Densmore, a Professional Corporation